FOR IMMEDIATE RELEASE

INTER PARFUMS SIGNS EXCLUSIVE WORLDWIDE
AGREEMENT WITH BEBE STORES, INC.

New York, NY - July 7, 2008 -- Inter Parfums, Inc. (NASDAQ GS: IPAR) today announced that it has entered into an exclusive six year worldwide agreement with bebe stores, inc. (NASDAQ: BEBE) of Brisbane, CA, under which Inter Parfums will design, manufacture and supply fragrance, bath and body products and color cosmetics for company-owned bebe stores in the United States and Canada as well as select specialty and department stores worldwide.

Jean Madar, Chairman & CEO of Inter Parfums noted, “We look forward to the opportunity of interpreting bebe’s signature look into fragrance and cosmetics for the brand’s strong, hip, sexy, and sophisticated clientele. Our timetable calls for the debut of lip glosses in time for holiday 2008 followed by a new signature fragrance launch by mid-2009.”

Gregory Scott, bebe’s Chief Executive Officer, commented, "We look forward to launching a fragrance with Inter Parfums and have always believed that fragrance is a natural extension of our brand. Additionally, the launch of a global fragrance in combination with our increasing international presence supports our objective to build our brand globally.”

Inter Parfums, Inc. develops, manufactures and distributes prestige perfumes and cosmetics as the exclusive worldwide licensee for Burberry, Paul Smith, S.T. Dupont, Christian Lacroix, Quiksilver/Roxy, and Van Cleef & Arpels. The Company also owns Lanvin Perfumes and Nickel S.A., a men’s skin care company. It also produces personal care products for specialty retailers under exclusive agreements with Gap, Banana Republic, New York & Company, Brooks Brothers and as announced above, bebe stores. In addition, Inter Parfums produces and supplies mass market fragrances and fragrance related products. The Company’s products are sold in over 120 countries worldwide.

bebe stores, inc. designs, develops and produces a distinctive line of contemporary women’s apparel and accessories, which it markets under the bebe, COLLECTION bebe, BEBE SPORT, bbsp and 2be bebe brand names. bebe currently operates 301 stores, of which 212 are bebe stores, 5 are 2b bebe outlet stores, 20 are bebe outlet stores, 63 are BEBE SPORT stores and 1 is a bebe accessories store. These stores are located in the United States, U.S. Virgin Islands, Puerto Rico and Canada. In addition, there is an online store at www.bebe.com.

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Inter Parfums, Inc. News Release	Page 2
July 7, 2008

Safe Harbor for Inter Parfums, Inc.: Statements in this release which are not historical in nature are forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. In some cases you can identify forward-looking statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should not rely on forward-looking statements because actual events or results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the risks and uncertainties discussed under the headings “Forward Looking Statements” and "Risk Factors" in Inter Parfums' annual report on Form 10-K for the fiscal year ended December 31, 2007, and the reports Inter Parfums files from time to time with the Securities and Exchange Commission. Inter Parfums does not intend to and undertakes no duty to update the information contained in this press release.

Safe Harbor for bebe stores, inc.: Statements in this release other than the historical financial information contain forward-looking statements that involve risks and uncertainties that could cause actual results to materially differ from historical or anticipated results. Wherever used, the words “expect,” “plan,” “anticipate,” “believe” and similar expressions identify forward-looking statements. Some of the risks associated with such forward looking statements include, without limitation, miscalculation of the demand for our products, effective management of our growth, decline in comparable store sales performance, ongoing competitive pressures in the apparel industry, changes in the level of consumer spending or preferences in apparel, loss of key personnel, difficulties in manufacturing, disruption of supply, adverse economic conditions, and/or other factors that may be described in the company's annual report on Form 10-K and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict.

Contact at Inter Parfums, Inc.	or	Investor Relations Counsel
Andy Clarke, President		The Equity Group Inc.
Inter Parfums USA LLC - Specialty Retail Division		Linda Latman (212) 836-9609
llatman@equityny.com
(212) 983-2640		Lena Cati (212) 836-9611/lcati@equityny.com
aclarke@interparfumsinc.com		www.theequitygroup.com
www.interparfumsinc.com

Contact at bebe stores, inc.
Walter Parks, Chief Operating Officer
415-715-3900
www.bebe.com